Calculation of Filing Fee Tables
S-8
Planet 13 Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value	Other	20,000,000	$ 0.13	$ 2,600,000.00	0.0001381	$ 359.06
Total Offering Amounts:						$ 2,600,000.00		$ 359.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 359.06
Offering Note
[1]	(1) Covers 20,000,000 shares of common stock, no par value (the "Common Stock"), of Planet 13 Holdings Inc. (the "Registrant") issuable under the Registrant's 2023 Equity Incentive Plan (as amended, the "Plan"). (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement will also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (3) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high (C$0.20) and low (C$0.18) sales prices of the Common Stock as quoted on the Canadian Securities Exchange on June 29, 2026, which date is within five business days prior to filing this registration statement, as converted to United States dollars based on the average daily exchange rate as reported by the Bank of Canada for June 29, 2026, of C$1.42 for one United States dollar. All references to "C$" are to Canadian dollars.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources